UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 30, 2015

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

10497 Town and Country Way, Suite 700

Houston, Texas 77024

(Address of Principal Executive Offices)

(713) 239-1154

(Registrant’s Telephone Number, Including Area Code)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported, on March 9, 2015, BPZ Resources, Inc. (the “Company”) filed a voluntary petition with the United States Bankruptcy Court in the Southern District of Texas (the “Bankruptcy Court”) under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the proceeding In re BPZ Resources, Inc., Case No. 15-60016 (the “Bankruptcy Case”). Additional information regarding the Bankruptcy Case can be found at www.bpzenergy.com and www.kccllc.net/bpz.

On July 8, 2015, as previously disclosed, the Bankruptcy Court entered an order (the “Order”), with respect to, among other matters, the following:

(i) approval of the Purchase and Sale Agreement (the “Purchase and Sale Agreement”) between the Company and Zedd Energy Holdco Ltd., a Cayman Islands exempted limited company, as purchaser (“Zedd”);

(ii) approval of the Purchase and Sale Agreement (the “Spin-Off Contract”) by and between Zorritos Peru Holdings Inc. (“Zorritos”);

(iii) authorization of the sale of the Company’s assets as contemplated by the Purchase Agreement and Spin-Off Contract free and clear of any claims, liens, interests and encumbrances; and

(iv) authorization of the Company to take any action necessary to consummate the transactions contemplated by the Purchase Agreement and the Spin-Off Contract.

Spin-Off Contract

On July 30, 2015, the Company completed the transactions contemplated by the Spin-Off Contract (the “Spin-Off”), pursuant to which the Company agreed to sell: (i) all of the rights and obligations of BPZ Exploración & Producción S.R.L. , a Peruvian sociedad de responsabilidad limitada (“BPZ E&P”), under the license contracts of onshore Blocks XIX, XXII and XXIII (the “Onshore Block Licenses”) in northwestern Peru to Upland Oil & Gas, S.R.L., a qualified operator as defined under Peruvian law as designated by Zorritos; (ii) all cash and other collateral supporting any corporate or financial guarantees granted or issued by BPZ E&P with respect to the Onshore Block Licenses; (iii) certain material and supplies of BPZ E&P related to the Onshore Block Licenses; (iv) the intellectual property related to the Onshore Block Licenses; (v) all equity interests in the Company’s power generation subsidiary Empresa Eléctrica Nueva Esperanza S.R.L. , a Peruvian sociedad de responsabilidad limitada (collectively, (i) - (v), the “Spin-Off Assets”); and (vi) any other contracts, licenses, permits, orders and related rights relating solely to the ownership, operation or use of the Spin-Off Assets. The aggregate consideration for the Spin-Off received by Zorritos from the Company consisted of $750,000 in cash, paid at closing (adjusted from the original purchase price due to the exercise of the right of first refusal by the operator of the Santa Elena property in Ecuador to purchase all of SMC Ecuador, Inc’s. interest in the Santa Elena property).

Purchase and Sale Agreement and Amendment

On July 31, 2015, the Company completed the transactions contemplated by the Purchase Agreement, dated July 24, 2015, by and between the Company and Zedd, as amended by Amendment No. 1 to the Purchase Agreement, dated July 24, 2015 (the “Amendment”), pursuant to which the Company agreed to sell all of its equity interests in a new subsidiary holding company structure for its subsidiaries BPZ Energy, LLC, a Texas limited liability company (“BPZ Texas”), BPZ E&P and BPZ Marine Peru S.R.L., a Peruvian sociedad de responsabilidad limitada (“BPZ Marine”). The assets that remained with these entities after the sale included BPZ E&P’s 51% working interest in the License Contract for offshore Block Z-1 in northwest Peru, all of the Company’s marine assets and any related assets. The aggregate consideration for the sale consisted of $8.5 million in cash, paid at closing.

As of the closing of the Spin-Off Contract and the Purchase Agreement, the Company has no further business operations. The only remaining assets to liquidate are non-operating assets consisting of the three GE LM 6000 PD gas fired turbine packaged power Units, which have been transferred from a subsidiary to the Company in preparation for sale and liquidation. As previously reported, the Company plans to file a Plan of Liquidation under Chapter 11 on or before the Bankruptcy Court deadline of August 6, 2015.

The Company anticipates that the net proceeds from the sales under the Spin-Off Contract and the Purchase Agreement will be used to pay the administrative claims of the bankruptcy estate and claims of the Company’s creditors, and expects that no assets will be available for distribution to shareholders.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information included herein may constitute “forward-looking statements,” as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events of the Company. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events or performance will differ materially from such predictions as a result of certain risk factors. As such, readers are cautioned not to place undue reliance on forward-looking statements, which speak only to management’s plans, assumptions and expectations as of the date hereof. Please refer to the Company’s Annual Report on Form 10-K for year ended December 31, 2014, filed with the SEC on March 16, 2015 and other SEC filings for a discussion of material risk factors and additional information on factors which may cause the Company’s future results to materially vary from such forward-looking statements. The Company disclaims any duty to update or alter any forward-looking statements, except as required by applicable law.

Cautionary Statements Regarding Bankruptcy Proceedings

The Company believes a Plan of Liquidation will result in holders of the Company’s capital stock receiving no distribution on account of their interests and cancellation of their existing stock. If certain requirements of the Bankruptcy Code are met, a Chapter 11 Plan of Liquidation can be confirmed notwithstanding its rejection by the Company’s equity securityholders and notwithstanding the fact that such equity securityholders do not receive or retain any property on account of their equity interests under the plan. Shareholders of a company in Chapter 11 generally receive value only if all claims of the company’s secured and unsecured creditors are fully satisfied. In this case, because the proceeds from the consummation of the Purchase Agreement and the Spin-Off Contract will be significantly less than the Company's administrative liabilities and amounts owed to creditors, the Company’s shareholders will receive no value for their shares of its common stock. Accordingly, even though the Company’s common stock continues to be quoted on the OTC Pink Marketplace, it has no underlying asset value and Company’s shareholders should not view the trading activity of its common stock on the OTC Pink Marketplace or any other market or trading platform as being indicative of the value the Company’s shareholders will receive, if any, as part of the Bankruptcy Case or in connection with any liquidation.

Ongoing Reporting to Shareholders

The Company is considering suspension of the filing of its regular SEC periodic reports on Forms 10-Q and 10-K given the Company has ceased to have an operating business based on the facts described above, and the likelihood that shareholders will receive no value for their shares. The Company would, however, continue filing Forms 8-K with respect to material developments concerning the Company until it has disposed of all remaining assets and is dissolved, as expected under state law.

Item 2.05 Costs Associated with Exit or Disposal Activities.

The disclosures under Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

The Company is currently unable in good faith to make a determination of an estimate of the amount or range of amounts expected to be incurred in connection with the sales under the Spin-Off Contract or the Purchase Agreement and the Bankruptcy Case, both with respect to each major type of cost associated therewith and with respect to the total cost, or an estimate of the amount or range of amounts that will result in future cash expenditures for such transactions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     As a result of the Spin-Off Contract and the Purchase Agreement and cessation of operations, the Board of Directors decided to eliminate the position of Chief Financial Officer and Richard S. Menniti, its Chief Financial Officer, departed the Company, effective July 31, 2015. In addition, the Board of Directors terminated Manuel Pablo Zúñiga-Pflücker, as the Company’s President, Chief Executive Officer, and subsequent to his termination Mr. Zúñiga-Pflücker voluntarily resigned as a director of the Company, effective July 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: August 6, 2015	By:	/s/ J. Durkin Ledgard
	Name:	J. Durkin Ledgard
	Title:	Chief Legal, Administrative and Commercial Officer